Exhibit 99.1

Globus Medical Announces Jury Verdict in Patent Infringement Lawsuit

Audubon, PA, June 17, 2013: Globus Medical, Inc. (NYSE: GMED), a leading spinal implant manufacturer, today announced that the jury in a patent infringement case in the U.S. District Court in Delaware brought by DePuy Synthes Products, LLC (“Synthes”) has returned a verdict. Although a formal judgment has not yet been entered in the case and there are a number of motions and hearings to be resolved, the jury found that prior versions of three products previously sold by Globus Medical did infringe on Synthes' patents and awarded monetary damages in the amount of $16 million. Globus Medical had challenged the validity of the three Synthes patents at issue, and the jury upheld the patents' validity. There was no finding of willful infringement in this lawsuit.

Globus Medical does not expect the verdict to impact its ability to conduct its business or to have any impact on its future revenues. As this lawsuit involved only three products that are no longer part of Globus Medical's product portfolio, this verdict will not impair the company's ability to sell any of its current products and will not require any royalty payments to Synthes based on current or future sales.

The company believes the facts and the law do not support the jury's findings of infringement and patent validity and will seek to overturn the verdict in post-trial motions with the District Court and, if necessary, through the appeals process.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading spinal implant manufacturer based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with changing laws and regulations that are applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Form 10-Q, Form 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Ed Joyce
Phone: (610) 930-1800
Email: ejoyce@globusmedical.com
www.globusmedical.com